UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

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☐   Soliciting Material Under Rule 14a-12

MORGAN STANLEY INSTITUTIONAL FUND TRUST

(Name of Registrant as Specified In Its Charter)

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EQ Fund Solutions LLC.
48 Wall Street
New York, NY 10005	MUTUAL FUND SERVICES

Shareholder Name

Address 1

Address 2

Address 3

IMPORTANT NOTICE

MORGAN STANLEY INSTITUTIONAL FUND TRUST

c/o Morgan Stanley Investment Management Inc.

1585 Broadway

New York, New York 10036

Core Plus Fixed Income Portfolio

Dear Shareholder:

We have been trying to contact you regarding a very important matter concerning your investment in Core Plus Fixed Income Portfolio (the “Fund”), a series of Morgan Stanley Institutional Fund Trust. This matter pertains to an important operating initiative for the Fund for which we need your consideration and response. In order to proceed, we are requesting your immediate response. Please respond by December 13, 2023.

It is very important that we speak to you regarding this matter. Please contact us toll-free at (888) 280-6942 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday, or 10:00 a.m. to 6:00 p.m. Eastern Time on Saturday. At the time of the call, please reference your Investor ID listed below.

INVESTOR PROFILE:

Investor ID:	Security ID:
Shares owned:	Household ID:

There is no confidential information required, and the call will only take a few moments of your time. Please contact us as soon as possible.

Thank you for your time and consideration.

Sincerely,

Thomas J. Nader

Executive Vice President

OFFICIAL BUSINESS This is not a scam, fraud or scheme. This letter relates to an investment in the Fund that you own either directly with Morgan Stanley or through a broker or bank.